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                                                                    Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of Saturn Communications Limited dated February 20, 1996 included in UIH Australia/Pacific, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included on the financial statements included in this registration statement.


                                    ARTHUR ANDERSEN

Denver, Colorado

  November 12, 1997